SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          SUN COMMUNITY BANCORP LIMITED
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is
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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

[LOGO]

                                 April 12, 2001


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Sun Community Bancorp Limited to be held Friday, May 25, 2001 at 9:00 a.m. Mountain Standard Non-Daylight Savings Time, at the Arizona Country Club, 5668
E. Orange Blossom Lane, Phoenix, Arizona.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. The meeting is for the purpose of considering and acting upon the election of directors.

     During the meeting, we will also report on Sun's operations. Directors and officers of Sun will be present to respond to questions you may have.

     Please sign, date and return the enclosed proxy card. If you attend the meeting, you may withdraw your proxy and vote in person, even if you have previously mailed a proxy card.

                                        Sincerely,

                                        /s/ Joseph D. Reid

                                        JOSEPH D. REID
                                        Chairman of the Board
                                        and Chief Executive Officer

2777 E. Camelback Road
Suite 375
Phoenix, Arizona  85016

                          SUN COMMUNITY BANCORP LIMITED
                        2777 E. Camelback Road, Suite 375
                             Phoenix, Arizona 85016

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To be Held on Friday, May 25, 2001

     The 2001 Annual Meeting of the Shareholders of Sun Community Bancorp Limited will be held at the Arizona Country Club, 5668 E. Orange Blossom Lane, Phoenix, Arizona, on Friday, May 25, 2001 at 9:00 a.m. Mountain Standard Non-Daylight Savings Time.

     A Proxy Card and a Proxy Statement for the meeting are enclosed.

     The meeting is for the purpose of considering and acting upon:

          1. The election of 11 directors of Sun to hold office for one year and until their successors are elected and qualified; and

          2. Such other matters as may properly come before the meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the meeting.

     Action may be taken on the foregoing proposal at the meeting on the date specified, or on any dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on March 29, 2001, are entitled to vote at the meeting and any adjournments thereof.

     You are asked to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting, withdraw your proxy and vote in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ Richard N. Flynn

                                        RICHARD N. FLYNN
                                        Secretary

Phoenix, Arizona
April 12, 2001

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE SUN THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                          SUN COMMUNITY BANCORP LIMITED
                        2777 E. Camelback Road, Suite 375
                             Phoenix, Arizona 85016

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 25, 2001

                                 PROXY STATEMENT

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sun Community Bancorp Limited to be used at Sun's 2001 Annual Meeting of Shareholders to be held at the Arizona Country Club, 5668 E. Orange Blossom Lane, Phoenix, Arizona, on Friday, May 25, 2001 at 9:00 a.m. (Mountain Standard Non-Daylight Savings Time). The accompanying Notice of Meeting and this Proxy Statement are being mailed to Shareholders on or about April 12, 2001.

REVOCATION OF PROXIES

     Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of Sun or by the filing of a later proxy prior to a vote being taken on a particular proposal at the meeting. A proxy will not be voted if a particular Shareholder attends the meeting and revokes his or her proxy by notifying the Secretary at the meeting of his or her intention to do so. Any Shareholder who attends the meeting and revokes his/her proxy may vote in person. Proxies solicited by Sun's Board of Directors will be voted according to the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record as of the close of business on March 29, 2001 (the record date), are entitled to one vote for each share then held. As of February 21, 2001, Sun had 5,809,317 shares of common stock issued and outstanding.

     Directors are elected by a plurality and the eleven nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

     The following table sets forth, as of February 21, 2001, certain information as to each person (including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who was known to be the beneficial owner of more than 5% of Sun's common stock as of that date, and as to the shares of common stock beneficially owned by named executives who are not also directors and by all executive officers and directors of Sun as a group.


Name and Address of                           Shares of              Percent of
Beneficial Owner                             Common Stock           Common Stock
----------------                             ------------           ------------
Capitol Bancorp Ltd.                          2,815,521                 48.47%
  200 Washington Square North
  Lansing, Michigan 48933

Joseph D. Reid                                3,135,296 (a)             51.53%
  Sun Community Bancorp Limited
  2777 E. Camelback Road
  Suite 375
  Phoenix, Arizona 85016

David J. Dutton                                  21,000 (b)                <1%
  Executive Vice President

Gary W. Hickel                                   26,787 (c)                <1%
  President, Valley First Community Bank

All Directors and Executive                   4,016,393 (d)             61.42%
  Officers as a group (20 persons)

----------
(a) Includes 2,815,521 shares owned by Capitol Bancorp Ltd. of which he has the authority to vote, and 334,012 options.
(b)  Includes 21,000 options.
(c)  Includes 17,000 options.
(d) Includes 2,815,521 shares owned by Capitol Bancorp Ltd. of which they have the authority to vote, and 729,360 options.

ELECTION OF DIRECTORS

     Sun's bylaws establish that the number of directors shall be not less than five nor more than twenty-five.

     The persons named in the enclosed proxy intend to vote for the nominees named in this proxy statement unless it contains instructions to the contrary. All nominees are willing to be elected and to serve in such capacity for one year and until their successors are elected and qualified. If any of the nominees becomes unavailable for election, which is not anticipated, the persons named in the proxy will vote for such other nominee, if any, as may be proposed by the Board of Directors. A majority of the common stock voting at the meeting is required for the election of nominees to the Board of Directors.

     Each of the nominees for election to the Board of Directors is currently a member of Sun's Board of Directors and has been since the year shown in the table below except for Mr. Miller.

     The table below sets forth information as of February 21, 2001 regarding the nominees based on the data furnished by them. They have held the principal occupations shown for at least the past five years unless otherwise indicated.

     The Board has nominated the eleven directors named below to serve terms as directors of Sun until the next annual meeting. The election of the nominees requires a plurality of the votes cast with a quorum present.

     The Board of Directors recommends a vote FOR all the recommended nominees for election as a director.

 NOMINEES FOR ELECTION TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2002

                                                             Year First      Shares of
                                                              Became A      Common Stock      Percent
Name and Principal Positions                          Age     Director        Owned (a)      Outstanding
----------------------------                          ---     --------        ---------      -----------
Joseph D. Reid
  Chairman of the Board and Chief Executive            58       1996        3,135,296(b)        51.53%
  Officer of Sun; Chairman of the Board,
  President and CEO of Capitol Bancorp Limited

Michael L. Kasten
  Managing Partner, Kasten Investments,                55       1996          117,903(c)         2.03%
  LLC; Director and Vice Chairman of
  Sun; Director of Capitol Bancorp Ltd.

Richard N. Flynn
  Secretary and a director of Sun; President,          57       1996           80,779(d)         1.39%
  Flynn & Associates (Corporate Consultant, Tax
  Appeals)

John S. Lewis
  Vice Chairman (formerly President) of Sun;           47       1999          198,135(e)         3.30%
  President of Micro Age Integration Group from
  1997- 1999; Chairman and CEO for Southwest
  Region, First Interstate Bank

Michael J. Devine                                      59       1997           14,467(d)           <1%
  Attorney at Law

Michael F. Hannley
  Executive Vice President and a director of Sun       52       1996          102,592(f)         1.74%
  and President and CEO of Bank of Tucson since
  1996; Senior Vice President and director of
  professional banking and administration for
  National Bank of Arizona from 1986-January 1996.

Richard F. Imwalle                                     51        2000           7,985              <1%
  President, University of Arizona Foundation

                                                             Year First      Shares of
                                                              Became A      Common Stock      Percent
Name and Principal Positions                          Age     Director        Owned (a)      Outstanding
----------------------------                          ---     --------        ---------      -----------
Humberto S. Lopez
  President, HSL Properties, LLC                       55        1996         186,802(d)        3.22%

Lyle Miller
  President, SERVCO, Inc.; Director, Capitol
  Bancorp Limited                                      57        (g)                 -0-          N/A

Kathryn L. Munro
  Partner, Tahoma Venture Fund since 1998; Bank
  of America from 1980 to 1998                         52        1999           5,357(h)          <1%

Ronald K. Sable
  CEO, Concord Solutions, LLC in 2000; Senior          59        1997          35,758(d)          <1%
  Vice President, The Aerospace Corporation
  1997-1999; 1994-1997 Vice President, Space
  Technology Applications

----------
(a) Includes all shares as to which the nominee has voting power and/or investment power, including shares held by entities owned and controlled, and shares held by children residing in the same household or jointly with spouse.
(b) Includes 2,815,521 shares owned by Capitol Bancorp Ltd. and 275,194 options.
(c)  Includes 17,558 options.
(d)  Includes 8,779 options.
(e)  Includes 192,635 options.
(f)  Includes 85,646 options.
(g)  First year standing for election to the Board of Directors.
(h)  Includes 2,357 options.

     Rules and regulations promulgated by the Securities and Exchange Commission require periodic reporting of the beneficial ownership of and transactions involving Sun's securities relating to directors, officers and beneficial owners of 10% or more of Sun's securities. Under those rules and regulations, certain acquisitions and divestitures of Sun's securities are required to be disclosed via reports filed within prescribed time limits. Based on Sun's review of filings made during the year ended December 31, 2000 there were fifteen transactions which were not reported timely pursuant to the filing requirements.

     Humberto S. Lopez purchased 15,600 shares in eleven transactions in February 2000 which were not reported on original reports of holdings and should have been reported thereon. Michael L. Kasten purchased 500 shares in August 1999, 1,934 shares in December 1999, and 225 shares in May 2000, which were not reported on original reports of holdings for the months in which they occurred, and should have been reported thereon. Richard F. Imwalle purchased 285 shares in December 2000 which were not reported on original reports of holdings and should have been reported thereon.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board and its committees. During 2000, the Board of Directors held four meetings. No director of Sun attended fewer than 75% of the meetings of the Board of Directors and committee meetings on which that Board member served during this period.

     Directors who are not employees of Sun or its subsidiaries are entitled to receive a directors' fee of $750 per meeting for in-state directors and $1,050 for out-of-state directors. Members of Sun's Audit Committee and Compensation Committee receive a fee of $200 for each committee meeting attended.

COMMITTEES OF THE BOARD OF DIRECTORS

     Sun's Board of Directors has several committees, including an executive committee, an audit committee and a compensation committee.

EXECUTIVE COMMITTEE

     The Executive Committee is composed of Messrs. Reid, Lopez, and Kasten. During 2000, the Executive Committee met four times. The Executive Committee meets for the purpose of monitoring current operating strategy and implementation of Sun's business plan.

REPORT OF AUDIT COMMITTEE

OVERVIEW

     The Audit Committee is comprised of three directors, appointed by Sun's Board of Directors. The Audit Committee reviews the results of the independent auditors' audit of Sun's consolidated financial statements; evaluates policies, procedures and results relating to the internal audit function; and recommends to the Board of Directors the selection of independent auditors. The scope and purpose of the Audit Committee is described more fully in its Audit Committee Charter which was adopted in 2000 and is attached as an Appendix to this Proxy Statement. During 2000, the Audit Committee met four times.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

     The composition of Sun's Audit Committee is in compliance with the current independence requirements as set forth in the applicable listing standards and related rules of the Nasdaq Stock Market. One Audit Committee member, Mr. Sable, is a brother-in-law of one of Sun's executive officers.

2000 AUDIT OF SUN'S CONSOLIDATED FINANCIAL STATEMENTS

     Regarding Sun's audited consolidated financial statements as of and for the year ended December 31, 2000, Sun's Audit Committee has:

     - reviewed and discussed the financial statements with management;

     - discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (as may be modified or amended); and

     - received from the auditors disclosures regarding the auditors' independence required by Independence Standards Board Statement No. 1 (as may be modified or amended), and discussed with the auditors the auditors' independence.

     Based on the review and discussion above, the Audit Committee recommended to Sun's Board of Directors that the audited consolidated financial statements be included in Sun's annual report on Form 10-K for 2000 to be filed with the Securities and Exchange Commission.

AUDIT FEES AND INDEPENDENT AUDITORS' INDEPENDENCE

     The aggregate fee for audit of Sun's consolidated financial statements (including review of Sun's quarterly financial statements which are part of Form 10-Q filed with the Securities and Exchange Commission and out-of-pocket expenses relating to the audit and quarterly reviews) was $106,713 for 2000. That amount includes fees paid by Sun and its consolidated subsidiaries.

     In addition to audit fees, Sun and its subsidiaries paid fees to its independent auditors for non-audit services for 2000 in the aggregate amount of $34,447. Those non-audit services consisted primarily of preparation of tax returns for Sun and its subsidiaries and post-report review procedures associated with a registration statement filed with the Securities and Exchange Commission. There were no fees regarding financial information systems design and implementation services.

     The Audit Committee considered the compatibility of the non-audit services Sun received from its auditors and the independence of the independent auditors.

                                        AUDIT COMMITTEE
                                        Michael J. Devine, Chairman
                                        Richard N. Flynn
                                        Ronald K. Sable

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee consists of three directors, Mr. Lopez, Ms. Munro and its Chairman, Mr. Kasten, who are not employed by Sun and are not eligible to participate in any of Sun's benefit plans other than Sun's Directors' Stock Options Plan.

     The Compensation Committee meets for the purpose of reviewing compensation and benefit levels for Sun's management and making related recommendations to Sun's Board of Directors. During 2000, two meetings of the Compensation Committee were held.

     The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to Sun's executive compensation program. The compensation program has been developed to help Sun attract and retain quality talent, which is critical to both the short-term and long-term success of Sun. The Committee has endeavored to develop a compensation program that:

     1) provides incentives and rewards for superior performance, both on an individual and corporate basis,
     2) aligns the interests of the executive officers with the interest of the shareholders, and
     3)   provides long-term incentive for retention of its key officers.

     In its review of the total compensation package, the Committee has reviewed various compensation surveys and examines the compensation practices of peers as well as the consideration of individual efforts for the benefit of Sun and various subjective measures in determining the adequacy and appropriateness of the compensation of executives at Sun. The Committee also considers the increase in the cost of living that impacts its executive officers that are required to spend certain periods of time at subsidiary offices.

     Sun offers various forms of compensation which include base salary, incentive compensation, and benefits.

BASE SALARIES

     In determining the base salary amounts for the executives, the Committee considers individual performance, experience, expertise, and tenure as well as the compensation levels established by peers. The compensation of the executives is recommended by the CEO and reviewed and approved by the Committee. The CEO's compensation is set by the Committee and presented to the full Board of Directors for approval.

     Total salary information for the CEO and the next four most highly compensated executive officers for the year 2000 is set forth on page 8. Such amounts include compensation paid to the executives by subsidiaries of Sun which are not wholly-owned. Compensation paid by those affiliates is set by the respective affiliates' Boards of Directors. The Committee considers affiliated compensation in its review of the executive's pay level. Base salary at Sun (exclusive of the non-bank subsidiaries) in 2000 was $222,576 for Mr. Reid.

INCENTIVE COMPENSATION

     Sun has developed an incentive compensation program which is performance driven. It is divided into two parts, one subjective, the other based strictly on ROE targets. The subjective test evaluates executives based on their contribution to the safety and soundness of the organization including such factors as; credit quality, capital management, personnel management and regulatory compliance. The second subjective factor is the contribution to long-term shareholder value.

     The incentive compensation program seeks to align the interests of the executives with the shareholders by setting aggressive performance targets that enhance the value of Sun. The incentive compensation is paid in part in cash and in part in stock options. The options awarded pursuant to the program have a vesting period which incents the executive to remain with Sun in order to realize the full value of the compensation. This incentive compensation program was put in place at Sun and all of its affiliated subsidiaries to align the interests of all of the executives in the affiliated subsidiaries with the shareholders of Sun.

DISCRETIONARY AWARDS OF STOCK OPTIONS

     Sun has used the discretionary award of stock options primarily as a tool in its recruitment of executive officers. None of the top five most highly compensated executives were given a discretionary award of stock options in the year 2000, other than as part of the incentive compensation program outlined above.

EXECUTIVE SUPPLEMENTAL INCOME PROGRAM

     In an effort to retain the long-term services of its executives, Sun has put in place an executive supplemental income program. It provides for the payment to certain senior officers or designated beneficiary an annual benefit which is approximately equal to the annual base salary, for a period of fifteen years in the event of either the employee's retirement or the death of the employee before attaining retirement age. In the event of a change of control of Sun (as defined in the agreements) which is not approved by Sun's Board of Directors, the agreements provide for a lump sum distribution. In certain circumstances early retirement may be permitted providing a reduced benefit to the employee. The benefit liabilities under the agreements are covered by funded insurance contracts by Sun and/or its subsidiaries. Messrs. Hannley and Hickel have entered into executive supplemental income agreements with Sun.

BENEFIT PLANS

     The company has established a 401(k) plan, health insurance and other programs that are usual and customary to encourage retention of Sun's employees.

CEO COMPENSATION

     The compensation of the CEO is set based on the Committee's review of performance objectives for Sun which include asset and revenue growth, development of additional banking subsidiaries, asset quality, identification of strategic opportunities, development and maturation of the existing subsidiaries, and core earnings performance.

     Joseph D. Reid has been the CEO of Sun since its inception and is relied on by the Board of Directors to provide effective leadership and execute a successful strategic plan for the entire organization. Sun has grown over the past 4 years from a one-bank holding company to a publicly-traded bank development company with 3 bank development subsidiaries and 14 banks operating in 4 states. Mr. Reid has been responsible for the oversight and development of each of the subsidiary companies and the development of their respective boards of directors and executive management teams. Mr. Reid is responsible for the continued performance of the banks as they mature to ensure they reach acceptable levels of performance.

     In evaluating the compensation level of the CEO, the Committee has considered among the other factors set forth above the overall contribution by Mr. Reid to Sun and its development and his tenure with the organization. During the course of 2000, Sun developed 4 new banking subsidiaries, increased earnings by $2.4 million from the previous year loss and had a 75% increase in the total assets of the company under his leadership and guidance. During this period, asset quality of the company has been consistently maintained within satisfactory levels.

     Sun and certain of its affiliates have separately entered into employment agreements with Mr. Reid. These agreements are separately approved and authorized by the affiliate's independent boards of directors. The agreements may provide for annual salary, discretionary bonuses and/or stock options. The agreements automatically renew for successive year periods unless either the employer or Mr. Reid gives written notice to the contrary. The agreement with Sun grants Mr. Reid stock options equal to 5% of the total outstanding shares of Sun stock and are non-dilutive in the event any additional shares of Sun's stock are issued. The compensation table presented on page 8 discloses total salary and bonus paid to Mr. Reid at Sun and its consolidated subsidiaries.

                                        COMPENSATION COMMITTEE
                                        Michael L. Kasten, Chairman
                                        Humberto S. Lopez
                                        Kathryn L. Munro

STOCK PERFORMANCE

              COMPARISON OF SIX MONTH CUMULATIVE TOTAL RETURN AMONG
               SUN COMMUNITY BANCORP LIMITED, NASDAQ MARKET INDEX,
                      AND SNL <$500M BANK ASSET-SIZE INDEX

     Below is a graph which summarizes the cumulative return experienced by Sun's shareholders during the period since its initial public offering compared to the SNL <$500M Bank Asset-Size Index, and the cumulative total return on the NASDAQ Market Value Index. (Broad Market Index). This presentation assumes that the value of the investment in Sun's common stock and each index was $100 on July 2, 1999.

                               [PERFORMANCE GRAPH]

                                                               PERIOD ENDING
                                 -----------------------------------------------------------------------------
INDEX                            07/02/99    09/30/99   12/31/99   03/31/00    06/30/00   09/30/00    12/31/00
-----                            --------    --------   --------   --------    --------   --------    --------
Sun Community Bancorp Limited     100.00       68.99      55.81      46.51       64.34      46.13       45.74
NASDAQ - Total US*                100.00      100.36     148.33     166.49      144.76     133.22       89.27
SNL <$500M Bank Index             100.00       99.62      93.60      82.38       85.92      90.68       90.30

EXECUTIVE COMPENSATION

     The following table sets forth compensation paid to the CEO and the next four most highly compensated executive officers of Sun for each of the three years in the period ended December 31, 2000. Sun has entered into written employment agreements with Joseph D. Reid and certain officers of Sun and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                        Long-term Compensation
                                      Annual Compensation          --------------------------------
                               ---------------------------------            Awards            Payouts
                                                        Other      -----------------------    -------
Name and                                                Annual     Restricted    Number of
Principal                                               Compen-      Stock        Options/     LTIP      All Other
Position/Year                  Salary         Bonus    sation (a)   Award(s)        SARs      Payouts   Compensation
-------------                  ------         -----    ----------   --------        ----      -------   ------------
Joseph D. Reid
  Chairman and CEO of Sun:
    2000                    $ 346,769(b)     $  -0-                                  -0-         -0-       $  -0-
    1999                      232,033(b)        -0-                                  -0-         -0-          -0-
    1998                      101,392(b)        -0-                                  -0-         -0-          -0-

John S. Lewis
  Vice Chairman of Sun:
    2000                         191,923        -0-                                  -0-         -0-        4,835
    1999                         147,011        -0-                                  -0-         -0-          -0-
    1998                             -0-        -0-                                  -0-         -0-          -0-

Michael F. Hannley
  Executive Vice President
  of Sun; President and
  CEO of Bank of Tucson:
     2000                        184,657     10,000                                  -0-         -0-        5,100
     1999                        177,250     12,000                                  -0-         -0-        4,046
     1998                        148,089        -0-                                  -0-         -0-        3,287

Gary W. Hickel
  Executive Vice President
  of Sun and President of
  Valley First Community
  Bank:
   2000                          158,608        -0-                                  -0-         -0-        4,747
   1999                          155,615      6,317                                  -0-         -0-        4,398
   1998                          134,522        -0-                                  -0-         -0-        3,814

David Dutton
  Executive Vice President
  of Sun:
    2000                         146,538        -0-                                  -0-         -0-          -0-
    1999                          21,538        -0-                                  -0-         -0-          -0-
    1998                             -0-        -0-                                  -0-         -0-          -0-

----------
(a)  No amounts greater than $50,000, or 10% of stated salary amount.
(b) Includes amounts paid by subsidiaries of Sun's which are not wholly-owned. Amounts of salary and other compensation, as shown, have not been reduced pro rata to reflect Sun's ownership percentage of subsidiaries. Excludes compensation paid by Capitol Bancorp, Sun's parent, of which Mr. Reid is also its Chairman, President and CEO.

     Sun employs Joseph D. Reid under an employment agreement. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION: CEO COMPENSATION."

     John S. Lewis was compensated as Sun's president pursuant to an employment agreement dated November 23, 1998. The agreement provides for base salary, discretionary bonuses, car allowance and certain other fringe benefits. The agreement grants Mr. Lewis stock options equal to 3.5% of the total outstanding shares of Sun's stock and gives him the right to receive additional options equal to 3.5% of any additional issuances of Sun's common stock, having an exercise price equal to fair market value at the time of the grant.

     Sun employs Michael Hannley, Gary Hickel and David Dutton under employment agreements with a term of 3 years that automatically renew for successive one-year periods unless either party gives written notice to the contrary. Except for the salaries, the terms of the agreements are substantially identical. In addition to their salaries, each employee is entitled to various fringe benefits and discretionary bonuses. All employees are entitled to disability benefits under prescribed circumstances.

              Aggregated Options/SARs Exercised in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values
              -----------------------------------------------------

                                                                Number of        Value of Unexercised
                                                               Unexercised           In-the-Money
                                                             Options/SARs at       Options/SARs at
                                                             Fiscal Year-End       Fiscal Year-End
                      Shares Acquired                          Exercisable/          Exercisable/
Name                    on Exercise     Value Realized       Unexercisable(a)     Unexercisable(a)(b)
----                    -----------     --------------       ----------------     -------------------
Joseph D. Reid                --              --                  275,194             $ 325,000
Michael F. Hannley            --              --                   77,000               295,800
Gary W. Hickel                --              --                   17,000                36,000
John S. Lewis                 --              --                  192,635                   -0-
David Dutton                  --              --                   20,000                   -0-

----------
(a)  All outstanding options are currently exercisable.
(b) Sun's common stock is traded on The Nasdaq Stock Market (SM) under the symbol "SCBL". Value is based on December 31, 2000 closing price of $ 7.375 per share as reported by Nasdaq.

                      Option/SAR Grants in Last Fiscal Year
              -----------------------------------------------------

                      Number of
                      Securities     % of Total Options/
                      Underlying       SARs Granted to                                        Grant Date
                     Options/SARs        Employees in      Exercise or Base     Expiration      Present
Name                  Granted (#)         Fiscal Year       Price ($/Sh)           Date        Value (a)
----                  -----------         -----------       ------------           ----        ---------
Joseph D. Reid          16,076              29.82%             10.15               2009         $63,339
John S. Lewis           11,078              20.55%             10.15               2009          43,647
Michael F. Hannley       8,646              16.04%             10.15               2009          34,065
David J. Dutton          1,000               1.86%             10.15               2009           3,940

(a) Value estimated using a version of the Black-Scholes option pricing model based on information included in the table above as well as dividend yield and stock price information, and certain assumptions relating to the volatility of Sun's stock and a risk-free interest rate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Sun's banking subsidiaries have, in the normal course of business, made loans to certain directors and officers of Sun and its subsidiaries, and to organizations in which certain directors and officers have an interest. As of December 31, 2000, the outstanding principal balance of such loans approximated $12 million representing approximately 23% of shareholders' equity. In the opinion of management, such loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. Sun has a written policy that all loans to, and all transactions with, Sun's officers, directors, affiliates and/or shareholders holding 10% or more of Sun's common stock will be made or entered into for bona fide business purposes, on terms no less favorable than could be made to, or obtained from, unaffiliated parties, and shall be approved by a majority of the directors of Sun, including a majority of the independent disinterested directors of Sun.

     East Valley Community Bank, has a lease agreement with Chandler Properties Group, LLC. The lease is at a market rate, $7,748 per month, and for an initial term of ten years. The principals of Chandler Properties Group, LLC include Messrs. Kasten, Lopez, Flynn and Devine, members of the board of directors of Sun and certain of its banks.

     Cristin Reid English is Sun's Executive Vice President and also serves as Executive Vice President of Capitol Bancorp Ltd., Nevada Community Bancorp Limited, Sunrise Capital Corporation and Indiana Community Bancorp Limited. Ms. English is Mr. Reid's daughter. In 2000, Ms. English received salaries, excluding expense allowances, totaling $85,435 from Sun and its non-bank subsidiaries.

     Sun and certain of its affiliates utilized the services of attorney Brian
K. English in the year 2000. Mr. English served as counsel to the entities providing contract review, transactional assistance, leasing and other legal services. Mr. English was paid a total of $78,158 by the affiliated entities. Mr. English is the husband of Cristin Reid English and the son-in-law of Joseph
D. Reid.

     Messrs. Sable and Hannley are brothers-in-law.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of BDO Seidman, LLP served as independent auditors for Sun for the year ended December 31, 2000. Representatives of BDO Seidman, LLP will be present at the meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

OTHER MATTERS

     The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, including matters relating to the conduct of the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of those voting the proxies.

MISCELLANEOUS

     The cost of solicitation of proxies will be borne by Sun. In addition to solicitations by mail, directors, officers and regular employees of Sun may solicit proxies personally or by telephone without additional compensation.

     Sun's 2000 Annual Report to Shareholders ("Annual Report") is being provided herewith. Any Shareholder who does not receive a copy of the Annual Report may obtain a copy by writing Sun. The Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

FORM 10-K

     A copy of Sun's 2000 Form 10-K, without exhibits, is available to Shareholders without charge upon written request to: Sun Community Bancorp Limited, 2777 E. Camelback Road, Suite 375, Phoenix, Arizona 85016, Attention:
Investor Relations.

     Form 10-K, and certain other periodic filings, are filed with the Securities and Exchange Commission. The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding companies which file electronically (which includes Sun). The SEC's web site address is http:\\www.sec.gov. Sun's filings with the SEC can also be accessed through Sun's web site, http:\\www.suncommunity.com.

SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in Sun's proxy material for next year's Annual Meeting of Shareholders, any Shareholder proposal to take action at such meeting must be received at Sun's main office at 2777 E. Camelback Road, Suite 375, Phoenix, Arizona 85016, no later than November 23, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /s/ Joseph D. Reid

                                        JOSEPH D. REID
                                        CHAIRMAN OF THE BOARD


PHOENIX, ARIZONA
APRIL 12, 2001

                                                                        APPENDIX

                             AUDIT COMMITTEE CHARTER
                          Sun Community Bancorp Limited
                                MAY 2000 REVISION

PREFACE

This Audit Committee Charter has been drafted in accordance with requirements of the NASDAQ stock market, as it applies to Sun Community Bancorp Limited. In accordance with the NASDAQ rules, this charter will be reviewed and reassessed by the Audit Committee annually. This charter has been reviewed and approved by Sun's Board of Directors at its May 2000 meeting. Any future revisions to the charter shall be subject to review and approval by Sun's Board of Directors.

PURPOSE OF THE AUDIT COMMITTEE

The Audit Committee is responsible for various matters relating to auditing of the Corporation and its subsidiaries. This includes:

* Recommending to the Board of Directors the selection, evaluation and replacement of a qualified firm to perform an annual audit of the Corporation's consolidated financial statements,

* Reviewing the results of the independent auditors' audit of the Corporation's consolidated financial statements,

* Obtaining a periodic statement from the independent auditors confirming that firm's independence,

* Monitoring disclosed relationships or services which may impact audit objectivity and independence, and

* Evaluating policies and procedures and reviewing results of the Corporation's internal audit function.

ACCOUNTABILITY OF INDEPENDENT AUDITORS

The independent auditors are accountable to the Corporation's Board of Directors and its Audit Committee.

AUDIT COMMITTEE COMPOSITION

The Audit Committee membership is based on the following:

* There must be a minimum of three independent directors, appointed by the Corporation's Board of Directors,

* All Audit Committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee, and

* At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

OTHER MATTERS

The Audit Committee shall meet at least two times per calendar year. Meetings of the Audit Committee may be requested by the Audit Committee Chairperson, the Corporation's independent auditors, the Corporation's internal auditor or by the Chairman of the Board of Directors. The Audit Committee will meet from time to time with the Corporation's independent auditors, including a portion of such meetings without management present. The Audit Committee or its Chairperson (in the absence of a meeting of the Audit Committee) may discuss matters relating to the Corporation's interim financial statements or results of operations with management and the results of any interim reviews of such interim financial information performed by the Corporation's independent auditors. The Audit Committee may prepare an annual report of its activities for submission to the Corporation's Board of Directors and for inclusion in the Corporation's annual meeting/proxy materials.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                          Sun Community Bancorp Limited
                       2001 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON Friday, May 25, 2001

                          APPOINTMENT FORM / PROXY CARD

I, the undersigned stockholder of Sun Community Bancorp Limited, do hereby constitute and appoint the Secretary, Richard N. Flynn and/or Joseph D. Reid, Chairman of the Board of Directors, with power of substitution at the Annual Meeting of Shareholders to be held on Friday, May 25, 2001 at 9:00 a.m. Mountain Standard Time, at the Arizona Country Club, 5668 E. Orange Blossom Lane, Phoenix, Arizona, and at any adjournment or adjournments thereof and/or to vote at any subsequent balloting on any matter considered at the aforementioned meeting, as fully and with the same effect as if I might or could do were I personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my appointees or their substitutes shall lawfully do or cause to be done by virtue hereof; and I hereby revoke any proxy or proxies heretofore given by me to any person or persons whatsoever for the above purposes.

1.   ELECTION OF DIRECTORS:

Number of votes entitled to cast for directors (equals number of shares multiplied by 11):_______

CHOOSE A OR B

A       ________    Vote for eleven of the nominees listed, in such
                    manner in accordance with cumulative voting as will assure the election of eleven of the listed nominees, with the number of votes to be allocated among eleven nominees to be determined by the proxy holders.

B       ________    Distribute my votes among the nominees for director
                    only as indicated. (Print a number in the blank opposite the name of each nominee for whom you wish the proxy to vote in order to specify the number of votes to be cast for each nominee; the sum of all votes must be equal to the number of shares multiplied by eleven. You are entitled to vote for eleven nominees.)

_____  Michael J. Devine    _____   Michael L. Kasten   _____   Kathryn L. Munro
_____  Richard N. Flynn     _____   John S. Lewis       _____   Joseph D. Reid
_____  Michael F. Hannley   _____   Humberto S. Lopez   _____   Ronald K. Sable
_____  Richard F. Imwalle   _____   Lyle W. Miller

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR ITEM A FOR PROPOSAL 1.

IMPORTANT: Please sign this proxy exactly as your name or names appear on your share certificates. If shares are held by more than one owner, each owner must sign. Executors, administrators, trustees, guardians and other signing in a representative capacity should give their full titles.

In witness whereof, I have executed this proxy on _______________________, 2001.
                                                  (BE SURE TO DATE THIS PROXY)

Signature:____________________________   Signature:_____________________________
                                                   (if jointly owned)
Print:________________________________   Print:_________________________________


Please indicate whether you plan to attend the Annual Meeting of Shareholders:

  [ ] WILL ATTEND       ______  NUMBER OF PERSONS          [ ]  WILL NOT ATTEND